Exhibit 1.1

TENAYA THERAPEUTICS, INC.

75,000,000 UNITS CONSISTING OF ONE SHARE OF COMMON STOCK, ONE

SERIES A WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

AND ONE SERIES B WARRANT TO PURCHASE ONE-HALF OF A SHARE OF

COMMON STOCK

UNDERWRITING AGREEMENT

March 3, 2025

March 3, 2025

Leerink Partners LLC

Piper Sandler & Co.

As Representatives of the several Underwriters named in Schedule I hereto

c/o Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, NY 10019

c/o Piper Sandler & Co.

800 Nicollet Mall, Suite 800

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Tenaya Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Leerink Partners LLC (“Leerink Partners”) and Piper Sandler & Co. (“Piper Sandler”) are acting as representatives (the “Representatives”) an aggregate of 75,000,000 units of the Company (the “Units”), each consisting of one share of the Company’s common stock, $0.0001 par value per share (such share, a “Share”), one (1) warrant to purchase one share of the Company’s common stock, $0.0001 par value per share at an exercise price of $0.80 per share which are exercisable for a period of five (5) years from the original issue date (each, a “Series A Warrant”), and one (1) warrant to purchase one-half of a share of the Company’s common stock, $0.0001 par value per share at an exercise price of $0.70 per share, which will expire on June 30, 2026 (each, a “Series B Warrant” and, together with the Series A Warrants the “Warrants”). No Units will be certificated, and the Shares and the Warrants comprising the Units will be separated immediately upon issuance. The shares of common stock to be issued upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares.” The Warrants are exercisable at any time on or after their original issuance and are subject to adjustment as provided in the forms attached hereto as Exhibit B-1 and B-2, respectively. The shares of common stock, $0.0001 par value per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-266741), including a preliminary prospectus, relating to the Shares, the Warrants and the Warrant Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Units (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and free writing prospectuses, if any, and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon Underwriter Information (as defined in Section 8(b) herein).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(e) The Company has no subsidiaries as defined under the Securities Act.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Units have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights not otherwise validly waived or satisfied.

(j) The Warrants have been duly authorized, and when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant Shares have been duly authorized and reserved for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable, and the issuance of the Warrant Shares is not subject to any preemptive or similar rights not otherwise validly waived or satisfied. The Company has irrevocably reserved, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient amount of common stock for the purpose of enabling the Company to issue the Warrant Shares.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company that is material to the Company, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except, in the cases of clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, from that set forth in the Time of Sale Prospectus.

(m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company or on the performance by the Company of its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(n) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the securities registered pursuant to the Registration Statement, except those contracts, agreements and understandings described in the Time of Sale Prospectus and the Prospectus, all of which have been validly waived in connection with the issuance and sale of the Units contemplated hereby.

(s) (i) None of the Company or any of its subsidiaries or any of its controlled affiliates, or any director, officer, or key employee thereof who is named in the Time of Sale Prospectus, or, to the Company’s knowledge, any non-controlled affiliates, or any other employee, agent or representative of the Company or any of its subsidiaries or any of its controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries, if any, and each of its controlled affiliates, and to the Company’s knowledge, each of its non-controlled affiliates, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(t) The operations of the Company and each of its subsidiaries, if any, are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries, if any, conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(u) (i) None of the Company, any of its subsidiaries, or any director, officer, or key employee thereof who is named in the Time of Sale Prospectus, or, to the Company’s knowledge, any other employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic or any other regions of Ukraine as may be identified by the Secretary of the Treasury, in consultation with the Secretary of State, pursuant to Executive Order 14065, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and each of its subsidiaries, if any, have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, other than from employees or other service providers in connection with such person’s termination of service from the Company pursuant to the existing terms of the agreements or equity compensation plans described in the Time of Sale Prospectus or in exercise of the Company’s right of first refusal upon a proposed transfer, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the exercise or conversion of equity awards, warrants or convertible notes or loans or grants of equity awards or forfeiture of equity awards outstanding as of such respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case granted pursuant to the equity compensation plans described in the Time of Sale Prospectus), short-term debt or long-term debt of the Company, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(w) The Company does not own any real property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has good and marketable title to all personal property (excluding intellectual property) owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company is held by it under valid, subsisting and, to the knowledge of the Company, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company.

(x) Except in each case, as set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus, or as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company: (i) the Company owns or has a valid and enforceable right or license to use, all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), software, domain names, trademarks, service marks, trade names, logos and any and all other worldwide intellectual property and proprietary rights (including all registrations and applications for, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property Rights”) used in, or reasonably necessary or expected to be material to the conduct of, its business as currently conducted and as proposed to be conducted, in each case as such business is described in the Registration Statement, the Prospectus, and the Time of Sale Prospectus; (ii) to the Company’s knowledge, the Intellectual Property Rights owned by and exclusively licensed to the Company, are valid, subsisting and enforceable; (iii) no Intellectual Property Rights owned by the Company and, to the Company’s knowledge, no Intellectual Property Rights licensed to the Company, have been held invalid or unenforceable by a final decision of a court or other governmental agency of competent jurisdiction which is unappealable or unappealed within the time allowed for appeal; (iv) all Intellectual Property Rights owned by the Company are owned free and clear of all liens and encumbrances, except such non-exclusive rights and licenses as are granted to third parties (including CROs and other vendors) in the ordinary course of business; (v) to the Company’s knowledge, there are no defects in any of the patents or patent applications within the Intellectual Property Rights owned by and exclusively licensed to the Company; (vi) there is no pending, or to the Company’s knowledge, threatened (in writing) action, suit, proceeding or claim by others, and the Company has not received any written notice, (A) challenging the Company’s rights in or to any Intellectual Property Rights, (B) challenging the validity, scope or enforceability of any Intellectual Property Rights owned by or exclusively licensed to the Company, or (C) alleging any infringement, misappropriation or other violation by the Company of any Intellectual Property Rights of others, and in each case, the Company is unaware of any facts which the Company reasonably believes would form a reasonable basis for any such action, suit, proceeding or claim; (vii) to the Company’s knowledge, there is no infringement, misappropriation or other violation, and there has been no infringement, misappropriation or other violation, by third parties of any of the Company’s Intellectual Property Rights, whether owned by, or licensed to, the Company; (viii) to the Company’s knowledge, the Company and the conduct of its business does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property Rights of others; (ix) the Company has taken reasonable steps necessary to secure its interests in the Intellectual Property Rights by requiring the execution of appropriate confidentiality and invention assignment agreements from the Company’s current and former employees or contractors engaged in or formerly engaged in the development of Intellectual Property Rights for or on behalf of the Company, and to the Company’s knowledge no such agreement has been breached or violated; and (x) the Company uses, and has used, commercially reasonable efforts in accordance with customary industry practice to appropriately maintain the confidentiality of all confidential information of the Company and all information intended by the Company to be maintained as a trade secret and no such information has been disclosed other than pursuant to written confidentiality agreements.

(y) (i) Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has complied and is presently in compliance with all of its internal and external privacy policies, its privacy- and data protection-related contractual obligations, applicable laws, binding industry standards, statutes, binding rules, regulations, judgments and orders of any court or arbitrator or other governmental or regulatory authority, and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, security, disposal, disclosure and other processing by or on behalf of the Company of personal, personally identifiable, household (in the case of household data, to the extent “Personal Information” under the California Consumer Privacy Act), sensitive or regulated information or data (“Data Security Obligations”, and such information and data, “Data”); (ii) the Company has not received any written notification of or written complaint regarding, and is unaware of any other facts that the Company reasonably believes would indicate, its non-compliance with any Data Security Obligation; and (iii) there is no action, suit, proceeding or claim by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened in writing against the Company alleging non-compliance with any Data Security Obligation.

(z) Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company (i) the Company has established, implemented and maintain technical and organizational measures reasonably designed to protect its information technology systems, assets, equipment, computers, systems, websites, networks, hardware, and associated software, applications and databases used in connection with the operation of the Company’s business (collectively, “IT Systems”) and Data; (ii) the Company has used reasonable efforts to implement, establish and maintain, and have established, implemented and maintained, and complied with, reasonable information technology, information security, cybersecurity and data protection controls, policies and procedures designed to maintain and protect the integrity, redundancy and security of all IT Systems and Data and to protect against and prevent security breaches and incidents resulting in destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, outages, or other compromise or misuse of any IT Systems or Data (“Breach”); (iii) to the knowledge of the Company, there has been no such Breach, and the Company has not been notified in writing of and has no knowledge of any event or condition that would reasonably be expected to result in, any such Breach; and (iv) the IT Systems are adequate in capacity and operation for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and, to the knowledge of the Company, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants or malicious code.

(aa) No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(bb) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as in the Company’s reasonable judgment are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected have a material adverse effect on the Company.

(cc) The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby.

(dd) The statistical, industry-related and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ee) Deloitte & Touche LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited financial statements and schedules filed with the Commission as part of the Registration Statement and included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ff) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) Except as described in the Registration Statement or the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hh) The Company has filed all United States federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company) and has paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, or, except as currently being contested in good faith and by appropriate proceedings and for which reserves required by GAAP have been created and maintained in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company which, singly or in the aggregate, has had (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company and which could reasonably be expected to have) a material adverse effect on the Company.

(ii) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj) From the time of initial confidential submission of the Company’s Registration Statement on Form S-1 (File No. 333-257820) to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(kk) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Securities Act.

(ll) As of the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through or on behalf of the Representatives for use therein it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in Section 8(b) below.

(mm) The Company has not had any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(nn) The Company has operated at all times and is currently in compliance in all material respects with all applicable statutes, rules, regulations and policies of the U.S. Food and Drug Administration (the “FDA”) and comparable U.S. and foreign regulatory authorities to which they are subject, including the European Medicines Agency (collectively, the “Regulatory Authorities”), including, without limitation:

(i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder;

(ii) all applicable federal, state, local and foreign health care laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to the U.S. False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.), the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion law (42 U.S.C. Section 1320a-7), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes;

(iii) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated thereunder;

(iv) the U.S. Controlled Substances Act (21 U.S.C. Section 801 et seq.);

(v) current Good Manufacturing Practices and Good Laboratory Practices;

(vi) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and

(vii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company; (clauses (i) through (vii), collectively, “Health Care Laws”).

(oo) (i) The studies, tests and preclinical and clinical trials conducted by or on behalf of or sponsored by the Company or in which the Company has participated, were, and if still pending are, being conducted in all material respects in accordance with legally required standard medical and experimental protocols, procedures and controls pursuant to accepted professional scientific research standards and procedures and all applicable Health Care Laws; (ii) the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus are accurate and complete in all material respects and fairly present the data derived from such trials; (iii) the Company has no knowledge of any other studies not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the results of which the Company reasonably believes call into question the results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where such question would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company; (iv) the Company has provided the Representatives with all substantive written notices, correspondence and communications provided to the Company from the Regulatory Authorities; and (v) the Company has not received any written notices, correspondence or other communications from any Regulatory Authority or any other governmental entity requiring or threatening the termination, material modification or suspension of any studies or trials that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(pp) (i) Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and, all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were timely, complete, accurate and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (ii) the Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or Regulatory Authority, other governmental entity or third party alleging that any Company or product operation or activity is in violation of any Health Care Laws, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Regulatory Authority or governmental entity, nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (iii) the Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Regulatory Authority or other governmental entity; and (iv) neither the Company nor any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to an inquiry, investigation, proceeding or other similar action by a Regulatory Authority or other governmental entity that could reasonably be expected to result in debarment, suspension, or exclusion.

(qq) The Company has not failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Time of Sale Prospectus; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed, or amended or supplemented in material compliance with applicable laws; and no material deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, or amendments or supplements thereof.

(rr) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as currently conducted, including, without limitation, from the Regulatory Authorities, and the Company has not received any notice of proceedings relating to the revocation or material modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected have a material adverse effect on the Company, except as described in the Time of Sale Prospectus.

(ss) Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored, maintained, administered or contributed to by the Company has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) neither the Company nor any member of its “Controlled Group” (defined as any trade or business, whether or not incorporated, that would be regarded as a single employer with the Company under Section 414 of the Code) (x) has ever sponsored, maintained, contributed to or has had any obligation to contribute to, any employee benefit plan that is subject to Title IV of ERISA or any “multiemployer plan” as defined in Section 3(37) of ERISA or (y) has incurred, or reasonably expects to incur, any liability under Title IV of ERISA.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the number of Units set forth in Schedule I hereto opposite its name. The purchase price per Unit to be paid by the several Underwriters to the Company shall be $0.658 per Unit (94% of the Public Offering Price per Unit (as defined below)) (the “Unit Purchase Price”).

3. Terms of the Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Units are to be offered to the public initially at $0.70 per unit (the “Public Offering Price per Unit”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.0252 per Unit under the Public Offering Price per Unit.

4. Payment and Delivery. Payment for the Units shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 5, 2025, or at such other time on the same or such other date, not later than March 12, 2025, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

At the Closing Date, the Company shall deliver the Units against payment of the purchase price therefor. Delivery of the Shares and Warrants comprising the Units shall be made as follows, unless the Representatives shall otherwise instruct:

(a) The Company shall deliver the Shares through the facilities of the Depository Trust Company (“DTC”).

(b) The Warrants shall be delivered in definitive, certificated form, registered in the names and in the denominations as the Representatives shall instruct in writing at least one business day prior to the Closing Date.

The Representatives, at their election, may instruct the Company to deliver the Warrants directly to purchasers thereof. The Warrants will be made available for inspection by the Representatives on the business day prior to the Closing Date.

Any transfer taxes payable in connection with the transfer of the Units shall be duly paid by the Company.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and, to the Company’s knowledge, no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati Professional Corporation (“WSGR”), outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives. The Underwriters shall have received on the Closing Date an opinion of WSGR, outside intellectual property counsel for the Company dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion of Cooley LLP, outside intellectual property counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP (“Davis Polk”), counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

With respect to the negative assurance letters to be delivered pursuant to Sections 5(c) and 5(e) above, WSGR and Davis Polk may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified.

The opinions of WSGR and Cooley LLP described in Section 5(c) and 5(d), respectively, above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain shareholders, officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-Up Agreements”), shall be in full force and effect on the Closing Date.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto and documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, and any and documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably objects.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Units may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h) To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval System) to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Units under the Securities Act, including the costs of reproducing and distributing of each of the Warrants, and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by FINRA (provided, that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $15,000), (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market, (vi) the cost of printing certificates representing the Shares and the Warrants, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, any pre-approved travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered with the Company’s prior written consent in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

(j) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 6).

(k) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(l) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(m) (i) The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

(ii) The restrictions contained in Section 6(m)(i) shall not apply to (A) the Units to be sold hereunder, including, for the avoidance of doubt, the issuance by the Company of the Warrant Shares upon the exercise of the Warrants, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, vesting or settlement of restricted stock or restricted stock units or the exercise or conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (1) such plan does not provide for the transfer of Common Stock during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (D) the issuance of shares of, or options to purchase shares of, Common Stock or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors, or consultants of the Company pursuant to the terms of an equity compensation plan in effect on the date hereof and described in the Time of Sale Prospectus and Prospectus, provided that, prior to the issuance of any such shares or the grant of any such options to a director or executive officer, the Company shall cause each recipient of such grant or issuance to execute and deliver a Lock-Up Agreement, substantially in the form of Exhibit A hereto, (E) the filing of any registration statement on Form S-8 with respect to the employee benefit plans described in the Time of Sale Prospectus and Prospectus, (F) the filing by the Company of any registration statement on Form S-3, provided that no issuance, offer, or sale pursuant to any such registration statement which would otherwise be prohibited by this Agreement during the Restricted Period shall be permitted (except for any issuance of shares of Common Stock pursuant to a placement relating to, any “at-the-market” offering program as described in clause (m)(ii)(H), below), (G) the sale or issuance of or entry into an agreement to sell or issue shares of Common Stock in connection with the Company’s acquisition of one or more businesses, products or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, commercial relationships or other strategic transactions, provided, that, the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue, or that may be issuable upon conversion or exercise of all other securities that the Company may sell or issue or agree to sell or issue, pursuant to this clause (G) shall not exceed 10% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (giving effect to the issuance of the Warrant Shares issuable upon exercise of the Warrants), and provided further, that the Company shall cause each recipient of such shares to execute and deliver to you, on or prior to such issuance, a Lock-Up Agreement, substantially in the form of Exhibit A hereto, and (H) the amendment of, or filing of any prospectus supplement or amendment relating to, any “at-the-market” offering program described in the Time of Sale Prospectus and the Prospectus, or the issuance of shares of Common Stock pursuant to a placement made under any such program.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriter Information as defined in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto (“Underwriter Information”), it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information in the Prospectus: (i) the fifth paragraph on terms of the offering and (ii) the twelfth, thirteenth, fourteenth, and seventeenth paragraphs, and the last sentence of the fifteenth paragraph on stabilization, under the heading “Underwriting.”

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the

Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (ii) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price per Unit. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Units.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of the Units set forth opposite their respective names in Schedule I bears to the aggregate number of Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Units and the aggregate number of the Units with respect to which such default occurs is more than one-tenth of the aggregate number of the Units to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

(b) The Company acknowledges that in connection with the offering of the Units: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Leerink Partners LLC, 1301 Avenue of the Americas, 5th Floor, New York, NY 10019, Attention: Stuart R. Nayman; and in care of Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402, Attention: Piper Legal (email:     ); and if to the Company shall be delivered, mailed or sent to Tenaya Therapeutics, Inc., 171 Oyster Point Boulevard, Suite 500, South San Francisco, CA, 94080.

Very truly yours, Tenaya Therapeutics, Inc.

By:	/s/ Faraz Ali, M.B.A.
Name: Faraz Ali, M.B.A.
Title: Chief Executive Officer

Accepted as of the date hereof Leerink Partners LLC Piper Sandler & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Leerink Partners LLC

By:	/s/ Anurag Jindal
Name: Anurag Jindal
Title: Sr. Managing Director

By:	Piper Sandler & Co.

By:	/s/ Chad Huber
Name: Chad Huber
Title: Managing Director

SCHEDULE I

Underwriter	Number of Units to be Purchased
Leerink Partners LLC	41,250,000
Piper Sandler & Co.	33,750,000
Total:	75,000,000

I-1

SCHEDULE II

Time of Sale Prospectus

1. Orally communicated pricing information:

Number of Units:	75,000,000
Offering Price per Unit:	$0.70
Exercise Price per Series A Warrant:	$0.80
Series A Warrant Coverage	100%
Exercise Price per Series B Warrant:	$0.70
Series B Warrant Coverage	50%

II-1

SCHEDULE III

Testing-the-Water Communications

None.

III-1

EXHIBIT A

Form of Lock-Up Agreement

________, 2025

Leerink Partners LLC

Piper Sandler & Co.

c/o Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, NY 10019

c/o Piper Sandler & Co.

800 Nicollet Mall, Suite 800

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

The undersigned understands that Leerink Partners LLC (“Leerink Partners”) and Piper Sandler & Co. (“Piper Sandler” and, together with Leerink Partners, the “Representatives”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Tenaya Therapeutics, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares of common stock (the “Shares”), par value $0.0001 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (collectively, the “Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other Securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or other Securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no public announcement or filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure, reporting a reduction in beneficial ownership of shares, shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other Securities acquired in the Public Offering or in such open market transactions;

(b) transfers of shares of Common Stock or any Security (i) as a bona fide gift or charitable contribution in a transaction exempt under Section 16(b) of the Exchange Act; (ii) by will or intestate succession upon the death of the undersigned, including to the transferee’s nominee or custodian; or (iii) to an immediate family member or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(c) transfers or distributions of shares of Common Stock or any other Securities by a stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(d) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (1) distributions of shares of Common Stock or other Securities to limited partners, members, stockholders or holders of similar equity interests in the undersigned (or in each case its nominee or custodian) or (2) transfers of shares of Common Stock or other Securities to another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned;

(e) to transfers of shares of Common Stock or other Securities by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that any filing required by Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (e); provided further that no other public announcement or filing shall be voluntarily made during the Restricted Period;

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(f) (1) the receipt by the undersigned from the Company of shares of Common Stock upon the exercise, vesting or settlement of options, restricted stock units or other equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the registration statement related to the Public Offering (the “Registration Statement”), the Time of Sale Prospectus (as defined in the Underwriting Agreement) and the Prospectus, (2) the transfer or disposition of shares of Common Stock or any Securities upon a vesting or settlement event of the Company’s restricted stock units or other securities or upon the exercise of any warrant or options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments (and any transfer to the Company necessary in respect of such amount needed for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such vesting, settlement, “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options (or the Common Stock issuable upon the exercise thereof) or shares of Common Stock to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations in connection with the vesting, settlement or exercise of the restricted stock unit, option or other equity award, or (3) the transfer or disposition of shares of Common Stock or any Securities in connection with the vesting or settlement of restricted stock units, for the payment of tax withholdings or remittance payments due as a result of the vesting or settlement of such restricted stock units, in all such cases, pursuant to equity awards granted under a stock incentive plan or other equity award plan; provided (yy) that the shares received upon vesting, settlement or exercise of the restricted stock unit, option or other equity award are subject to this Lock-Up Agreement, and (zz) that no public announcement or filing shall be voluntarily made by or on behalf of the undersigned during the Restricted Period, and any filing under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of Common Stock that is required to be made during the Restricted Period shall include a statement to the effect that such transaction reflects the circumstances described in (1), (2) or (3), as the case may be;

(g) transfers or dispositions of shares of Common Stock or any Security to the Company pursuant to any contractual arrangement in effect on the date of this agreement and disclosed to the Underwriters in writing that provides for the repurchase by the Company of the undersigned’s Common Stock or other Securities pursuant to a repurchase right arising in connection with the termination of the undersigned’s employment with or service to the Company; provided that any filing under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of Common Stock shall indicate by footnote disclosure or otherwise the nature of the transfer or disposition pursuant to circumstances described in this clause; provided further that no other public announcement or filing shall be required or shall be voluntarily made during the Restricted Period;

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(h) to transfers of shares of Common Stock or other Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving a Change of Control (as defined below) of the Company which occurs after the consummation of the Public Offering, is open to all holders of the Company’s Common Stock and that is approved by the Board of Directors of the Company; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities held by the undersigned shall remain subject to the provisions of this Lock-Up agreement (for purposes of this clause (h), “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company (or the surviving entity));

(i) facilitating the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock (a “10b5-1 Trading Plan”), provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period; (ii) no public announcement, report, or filing under the Exchange Act, or any public filing, report or announcement, shall be voluntarily made regarding the establishment or amendment of such plan during the Restricted Period and (iii) to the extent a public announcement or filing under the Exchange Act, if any, is required of the undersigned or the Company regarding the establishment of such plan during the Restricted Period, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or

(j) the sale of shares of Common Stock pursuant to a 10b5-1 Trading Plan (provided that such plan was established prior to the execution of this agreement by the undersigned), provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Restricted Period shall state that such sales have been executed under a 10b5-1 Trading Plan and shall also state the date such 10b5-1 Trading Plan was adopted;

provided that in the case of any transfer or distribution pursuant to clauses (b), (c), and (d) above, each donee, trustee, transferee or distributee shall sign and deliver a lock-up agreement to the Representatives substantially in the form of this Lock-Up Agreement;

provided further that in the case of any transfer or distribution pursuant to clauses (b), (c), (d) and (h) above, no filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock and no other public announcement or filing shall be required or shall be voluntarily made during the Restricted Period (other than a filing in the case of a transfer pursuant to clause (b)(i) required pursuant to Section 16(a) of the Exchange Act; provided that any such filing shall state that such transfer is a bona fide gift and that such shares remain subject to the restrictions set forth herein);

provided further that in the case of any transfer or distribution pursuant to clauses (b), (c), (d) and (e) above, such transfer or distribution shall not involve a disposition for value; and

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provided further that in the event of any transfer or distribution for which a public filing under Section 16 of the Exchange Act or any other public filing or announcement is permitted hereunder, the undersigned covenants and agrees to use commercially reasonable efforts to give the Representatives written notice at least one business day (which, for the avoidance of doubt, shall be at least a twenty-four (24) hour period) before such filing or announcement.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or other Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any prior investor rights agreement, prior registration rights agreement, prior market standoff agreement or any other prior lock-up or similar prior agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such prior agreement.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the date that the Company, on the one hand, or the Representatives, on the other hand, advises in writing prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the date that the Company withdraws the Registration Statement related to the Public Offering before the execution of the Underwriting Agreement, (iii) the date that the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder or (iv) March 25, 2025 in the event that the Underwriting Agreement has not been executed by such date, provided that the Company may by written notice to the undersigned prior to March 25, 2025, extend such date for a period of up to an additional three months.

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The undersigned hereby waives any and all notice requirements and rights with respect to the registration of securities pursuant to any agreement, understanding or anything otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be a party; provided, however, that such waiver shall apply only to the proposed Public Offering, any other action taken by the Company in connection with the proposed Public Offering.

The undersigned and the Representatives hereby consent to receipt of this agreement in electronic form and understand and agree that this agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

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Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:	Address:

E-mail:	E-mail:

EXHIBIT B-1

Form of Series A Warrant

TENAYA THERAPEUTICS, INC.

FORM OF SERIES A WARRANT TO PURCHASE COMMON STOCK

Number of Shares: [ ]

(subject to adjustment)

Warrant No. A-[ ]	Original Issue Date: March [ ], 2025

Tenaya Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [ ] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [ ] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.80 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Series A Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”) and on or prior to 5:00 P.M., New York City time on the five year anniversary of the Original Issue Date (the “Termination Date”), subject to the following terms and conditions:

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

(b) “Commission” means the United States Securities and Exchange Commission.

(c) “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined in good faith by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Global Select Market.

(f) “Registration Statement” means the Company’s Registration Statement on Form S-3 (File No. 333-266741), declared effective on August 17, 2022.

(g) “Securities Act” means the Securities Act of 1933, as amended.

(h) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Principal Trading Market with respect to the Common Stock as in effect on the date of delivery of the Exercise Notice.

(i) “Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

(j) “Transfer Agent” means Computershare Trust Company, N.A., the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2. Issuance of Securities; Registration of Warrants. The Warrant, as initially issued by the Company, is offered and sold pursuant to the Registration Statement. As of the Original Issue Date, the Warrant Shares are issuable under the Registration Statement. Accordingly, the Warrant and, assuming issuance pursuant to the Registration Statement or an exchange meeting the requirements of Section 3(a)(9) of the Securities Act as in effect on the Original Issue Date, the Warrant Shares, are not “restricted securities” under Rule 144 promulgated under the Securities Act. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time on or after the Original Issue Date and on or before the Termination Date.

(b) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Original Issue Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Exercise Notice in the form attached as Schedule 1 hereto (the “Exercise Notice”, and the date of receipt of such Exercise Notice, the “Exercise Date”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the number of Warrant Shares specified in the applicable Exercise Notice by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified below is specified in the applicable Exercise Notice. No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required. Notwithstanding anything herein to the contrary, the

Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Exercise Notice within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(c) If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall or will cause its Transfer Agent to, promptly (but in no event later than two (2) Trading Days after the Exercise Date, provided the Company has received the Exercise Price related to such exercise by such date), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, or if the Transfer Agent is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”) or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Holder, DTC (or its nominee) or any natural person or legal entity (each, a “Person”) so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. In addition, solely for purposes of Regulation SHO, the Holder will be deemed to be the holder of record of Warrant Shares upon delivery of the Exercise Notice relating thereto.

(b) If by the close of the second (2nd) Trading Day after the Exercise Date, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a) or fails to or cause the Transfer Agent to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled, and if after such second (2nd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) or to cause the Holder’s DTC account to be credited for such Warrant Shares shall terminate or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the Holder’s or its designee’s balance account with DTC for such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date.

(c) To the extent permitted by law and subject to Section 5(b), the Company’s obligations to or to cause the Transfer Agent to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity, if requested by the Company (but not the posting of any surety or similar bond). Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of

Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company, directly or indirectly, in one or more related transactions, effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company, directly or indirectly, effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction)or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein.

Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder, as described below, an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, the same type or form of consideration (and in the same proportion), valued at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such cash payment right shall not apply. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the lesser of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the five (5) Trading Days immediately prior to such Fundamental Transaction, (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause, to the extent the Fundamental Transaction is within the Company’s control, any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 9(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9, (including any adjustment to the Exercise Price that would have been effected but for the final sentence in this paragraph (d)) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.

(e) Calculations. All calculations under this Section 9 shall be made to the nearest one-hundredth of one cent or the nearest share, as applicable.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Transfer Agent.

(g) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(c), other than a Fundamental Transaction under clause (iii) of Section 9(c), then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(g) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt any such information.

(h) Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Trading Market, the Company may at any time during the term of this Warrant, reduce the then-current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

10. Cashless Exercise. Notwithstanding anything contained herein to the contrary, if at the time of exercise hereof there is no effective registration statement registering the issuance of the Warrant Shares to the Holder upon exercise of this Warrant, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, as determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A” equals the Closing Sale Price per share of Common Stock (as reported by Bloomberg Financial Markets) as of the Trading Day immediately preceding the Exercise Date; and

“B” equals the Exercise Price per Warrant Share then in effect on the Exercise Date.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

11. Limitations on Exercise.

(a) Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect or immediately prior to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Holder, its Affiliates and any Persons who are members of a Section 13(d) group with such Holder or its Affiliates to exceed 4.99% (or at the election of the Holder prior to the issuance of this Warrant, 9.99%) (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other Persons who are members of a Section 13(d) group with such Holder or its Affiliates to exceed the Maximum Percentage of the combined voting power of all of the securities of the Company then outstanding following such exercise. For purposes of this paragraph, beneficial ownership and whether a holder is a member of a Section 13(d) group shall be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three (3) Trading Days confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice, but not in excess of 19.99% (or at the election of the Holder prior to the issuance of this Warrant, 9.99%) specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of this Section 11(a), the aggregate number of shares of Common Stock or voting securities beneficially owned by the Holder and its Affiliates and any other Persons who are members of a Section 13(d) group with such Holder or its Affiliates shall include the shares of Common Stock issuable upon (x) the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Holder and (y) the exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), but excluding such shares underlying such instrument which is subject to a limitation on conversion or exercise analogous to the limitation contained herein.

(b) This Section 11 shall not restrict the number of shares of Common Stock, which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9(c) of this Warrant.

12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13. Notices.

Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile or e-mail prior to 5:30 P.M., New York City time, on a Trading Day so long as the sender of an e-mail has not received an automated notice of delivery failure from the proposed recipient’s computer server, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day so long as the sender of an e-mail has not received an automated notice of delivery failure from the proposed recipient’s computer server, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Tenaya Therapeutics, Inc.

171 Oyster Point Blvd., Suite 500

South San Francisco, CA 94080

If to the Holder, to its address, facsimile number or e-mail address set forth herein or on the books and records of the Company.

Or, in each of the above instances, to such other address, facsimile number or e-mail address as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change.

14. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Authorized Shares. (i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d) Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

TENAYA THERAPEUTICS, INC.

By:
Name:
Title:

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by Tenaya Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase __________ Warrant Shares (the “Exercised Warrant Shares”) pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ Cash Exercise

☐ if permitted in accordance with Section 10 of the Warrant, “Cashless Exercise”

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ __________ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder the Exercised Warrant Shares determined in accordance with the terms of the Warrant.

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

EXHIBIT B-2

Form of Series B Warrant

TENAYA THERAPEUTICS, INC.

FORM OF SERIES B WARRANT TO PURCHASE COMMON STOCK

Number of Shares: [ ]

(subject to adjustment)

Warrant No. B-[ ]	Original Issue Date: March [ ], 2025

Tenaya Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [ ] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [ ] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.70 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Series B Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”) and on or prior to 5:00 P.M., New York City time on June 30, 2026 (the “Termination Date”), subject to the following terms and conditions:

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

(b) “Commission” means the United States Securities and Exchange Commission.

(c) “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined in good faith by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Global Select Market.

(f) “Registration Statement” means the Company’s Registration Statement on Form S-3 (File No. 333-266741), declared effective on August 17, 2022.

(g) “Securities Act” means the Securities Act of 1933, as amended.

(h) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Principal Trading Market with respect to the Common Stock as in effect on the date of delivery of the Exercise Notice.

(i) “Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

(j) “Transfer Agent” means Computershare Trust Company, N.A., the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2. Issuance of Securities; Registration of Warrants. The Warrant, as initially issued by the Company, is offered and sold pursuant to the Registration Statement. As of the Original Issue Date, the Warrant Shares are issuable under the Registration Statement. Accordingly, the Warrant and, assuming issuance pursuant to the Registration Statement or an exchange meeting the requirements of Section 3(a)(9) of the Securities Act as in effect on the Original Issue Date, the Warrant Shares, are not “restricted securities” under Rule 144 promulgated under the Securities Act. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time on or after the Original Issue Date and on or before the Termination Date.

(b) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Original Issue Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Exercise Notice in the form attached as Schedule 1 hereto (the “Exercise Notice”, and the date of receipt of such Exercise Notice, the “Exercise Date”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the number of Warrant Shares specified in the applicable Exercise Notice by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified below is specified in the applicable Exercise Notice. No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required. Notwithstanding anything herein to the contrary, the

Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Exercise Notice within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(c) If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall or will cause its Transfer Agent to, promptly (but in no event later than two (2) Trading Days after the Exercise Date, provided the Company has received the Exercise Price related to such exercise by such date), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, or if the Transfer Agent is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”) or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Holder, DTC (or its nominee) or any natural person or legal entity (each, a “Person”) so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. In addition, solely for purposes of Regulation SHO, the Holder will be deemed to be the holder of record of Warrant Shares upon delivery of the Exercise Notice relating thereto.

(b) If by the close of the second (2nd) Trading Day after the Exercise Date, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a) or fails to or cause the Transfer Agent to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled, and if after such second (2nd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) or to cause the Holder’s DTC account to be credited for such Warrant Shares shall terminate or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the Holder’s or its designee’s balance account with DTC for such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date.

(c) To the extent permitted by law and subject to Section 5(b), the Company’s obligations to or to cause the Transfer Agent to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity, if requested by the Company (but not the posting of any surety or similar bond). Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of

Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company, directly or indirectly, in one or more related transactions, effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company, directly or indirectly, effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction)or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein. In the event the Holder does not exercise this Warrant as contemplated by the foregoing sentence, this Warrant shall be deemed exercised in full without regard to any limitations on exercise contained herein pursuant to the “cashless exercise” provision in Section 10 hereof upon the effective date of the consummation of such Fundamental Transaction.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9, (including any adjustment to the Exercise Price that would have been effected but for the final sentence in this paragraph (d)) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.

(e) Calculations. All calculations under this Section 9 shall be made to the nearest one-hundredth of one cent or the nearest share, as applicable.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Transfer Agent.

(g) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(c), other than a Fundamental Transaction under clause (iii) of Section 9(c), then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(g) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt any such information.

(h) Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Trading Market, the Company may at any time during the term of this Warrant, reduce the then-current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

10. Cashless Exercise. Notwithstanding anything contained herein to the contrary, if at the time of exercise hereof there is no effective registration statement registering the issuance of the Warrant Shares to the Holder upon exercise of this Warrant, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, as determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A” equals the Closing Sale Price per share of Common Stock (as reported by Bloomberg Financial Markets) as of the Trading Day immediately preceding the Exercise Date; and

“B” equals the Exercise Price per Warrant Share then in effect on the Exercise Date.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

11. Limitations on Exercise.

(a) Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect or immediately prior to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Holder, its Affiliates and any Persons who are members of a Section 13(d) group with such Holder or its Affiliates to exceed 4.99% (or at the election of the Holder prior to the issuance of this Warrant, 9.99%) (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other Persons who are members of a Section 13(d) group with such Holder or its Affiliates to exceed the Maximum Percentage of the combined voting power of all of the securities of the Company then outstanding following such exercise. For purposes of this paragraph, beneficial ownership and whether a holder is a member of a Section 13(d) group shall be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three (3) Trading Days confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice, but not in excess of 19.99% (or at the election of the Holder prior to the issuance of this Warrant, 9.99%) specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of this Section 11(a), the aggregate number of shares of Common Stock or voting securities beneficially owned by the Holder and its Affiliates and any other Persons who are members of a Section 13(d) group with such Holder or its Affiliates shall include the shares of Common Stock issuable upon (x) the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Holder and (y) the exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), but excluding such shares underlying such instrument which is subject to a limitation on conversion or exercise analogous to the limitation contained herein.

(b) This Section 11 shall not restrict the number of shares of Common Stock, which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9(c) of this Warrant.

12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13. Notices.

Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile or e-mail prior to 5:30 P.M., New York City time, on a Trading Day so long as the sender of an e-mail has not received an automated notice of delivery failure from the proposed recipient’s computer server, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day so long as the sender of an e-mail has not received an automated notice of delivery failure from the proposed recipient’s computer server, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Tenaya Therapeutics, Inc.

171 Oyster Point Blvd., Suite 500

South San Francisco, CA 94080

If to the Holder, to its address, facsimile number or e-mail address set forth herein or on the books and records of the Company.

Or, in each of the above instances, to such other address, facsimile number or e-mail address as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change.

14. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Authorized Shares. (i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d) Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

TENAYA THERAPEUTICS, INC.

By:
Name:
Title:

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by Tenaya Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase __________ Warrant Shares (the “Exercised Warrant Shares”) pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ Cash Exercise

☐ if permitted in accordance with Section 10 of the Warrant, “Cashless Exercise”

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ __________ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder the Exercised Warrant Shares determined in accordance with the terms of the Warrant.

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)